Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Samir Patodia	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	spatodia@micron.com	epompen@micron.com
	(408) 834-1947	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF FISCAL 2023

Increasing demand and disciplined supply improving industry outlook

BOISE, Idaho, September 27, 2023 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its fourth quarter and full year of fiscal 2023, which ended August 31, 2023.

Fiscal Q4 2023 highlights
•Revenue of $4.01 billion versus $3.75 billion for the prior quarter and $6.64 billion for the same period last year
•GAAP net loss of $1.43 billion, or $1.31 per diluted share
•Non-GAAP net loss of $1.18 billion, or $1.07 per diluted share
•Operating cash flow of $249 million versus $24 million for the prior quarter and $3.78 billion for the same period last year
Fiscal 2023 highlights
•Revenue of $15.54 billion versus $30.76 billion for the prior year
•GAAP net loss of $5.83 billion, or $5.34 per diluted share
•Non-GAAP net loss of $4.86 billion, or $4.45 per diluted share
•Operating cash flow of $1.56 billion versus $15.18 billion for the prior year

“During fiscal 2023, amid a challenging environment for the memory and storage industry, Micron sustained technology leadership, launched a significant number of leading-edge products, and took decisive actions on supply and cost,” said Micron Technology President and CEO Sanjay Mehrotra. “Our 2023 performance positions us well as a market recovery takes shape in 2024, driven by increasing demand and disciplined supply. We look forward to record industry TAM revenue in 2025 as AI proliferates from the data center to the edge.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ4-23	FQ3-23	FQ4-22	FQ4-23	FQ3-23	FQ4-22

Revenue	$4,010	$3,752	$6,643	$4,010	$3,752	$6,643
Gross margin	(435)	(668)	2,622	(366)	(603)	2,676
percent of revenue	(10.8%)	(17.8%)	39.5%	(9.1%)	(16.1%)	40.3%
Operating expenses	1,037	1,093	1,101	842	866	1,014
Operating income (loss)	(1,472)	(1,761)	1,521	(1,208)	(1,469)	1,662
percent of revenue	(36.7%)	(46.9%)	22.9%	(30.1%)	(39.2%)	25.0%
Net income (loss)	(1,430)	(1,896)	1,492	(1,177)	(1,565)	1,621
Diluted earnings (loss) per share	(1.31)	(1.73)	1.35	(1.07)	(1.43)	1.45

Annual Financial Results
(in millions, except per share amounts)	GAAP(1)		Non-GAAP(2)
	FY 23	FY 22	FY 23	FY 22

Revenue	$15,540	$30,758	$15,540	$30,758
Gross margin	(1,416)	13,898	(1,196)	14,113
percent of revenue	(9.1%)	45.2%	(7.7%)	45.9%
Operating expenses	4,329	4,196	3,623	3,832
Operating income (loss)	(5,745)	9,702	(4,819)	10,281
percent of revenue	(37.0%)	31.5%	(31.0%)	33.4%
Net income (loss)	(5,833)	8,687	(4,862)	9,475
Diluted earnings (loss) per share	(5.34)	7.75	(4.45)	8.35

Investments in capital expenditures, net(2) were $1.01 billion for the fourth quarter of 2023 and $7.01 billion for the full year of 2023, which resulted in adjusted free cash flows(2) of negative $758 million for the fourth quarter of 2023 and negative $5.45 billion for the full year of 2023. Micron ended the year with cash, marketable investments, and restricted cash of $10.52 billion. On September 27, 2023, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on October 25, 2023, to shareholders of record as of the close of business on October 10, 2023.

Business Outlook

The following table presents Micron’s guidance for the first quarter of 2024:

FQ1-24	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$4.40 billion ± $200 million	$4.40 billion ± $200 million
Gross margin	(6.0%) ± 2.0%	(4.0%) ± 2.0%
Operating expenses	$1.01 billion ± $15 million	$900 million ± $15 million
Diluted earnings (loss) per share	($1.24) ± $0.07	($1.07) ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, September 27, 2023 at 2:30 p.m. Mountain Time to discuss its fourth quarter financial results and provide forward-looking guidance for its first quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2023 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 31, 2023	June 1, 2023	September 1, 2022	August 31, 2023	September 1, 2022

Revenue	$4,010	$3,752	$6,643	$15,540	$30,758
Cost of goods sold	4,445	4,420	4,021	16,956	16,860
Gross margin	(435)	(668)	2,622	(1,416)	13,898

Research and development	719	758	839	3,114	3,116
Selling, general, and administrative	219	219	280	920	1,066
Restructure and asset impairments	4	68	5	171	48
Other operating (income) expense, net	95	48	(23)	124	(34)
Operating income (loss)	(1,472)	(1,761)	1,521	(5,745)	9,702

Interest income	134	127	54	468	96
Interest expense	(129)	(119)	(45)	(388)	(189)
Other non-operating income (expense), net	9	—	23	7	(38)
	(1,458)	(1,753)	1,553	(5,658)	9,571

Income tax (provision) benefit	24	(139)	(56)	(177)	(888)
Equity in net income (loss) of equity method investees	4	(4)	(5)	2	4
Net income (loss)	$(1,430)	$(1,896)	$1,492	$(5,833)	$8,687

Earnings (loss) per share
Basic	$(1.31)	$(1.73)	$1.36	$(5.34)	$7.81
Diluted	(1.31)	(1.73)	1.35	(5.34)	7.75

Number of shares used in per share calculations
Basic	1,095	1,094	1,097	1,093	1,112
Diluted	1,095	1,094	1,106	1,093	1,122

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	August 31, 2023	June 1, 2023	September 1, 2022

Assets
Cash and equivalents	$8,577	$9,298	$8,262
Short-term investments	1,017	1,054	1,069
Receivables	2,443	2,429	5,130
Inventories	8,387	8,238	6,663
Other current assets	820	715	657
Total current assets	21,244	21,734	21,781
Long-term marketable investments	844	973	1,647
Property, plant, and equipment	37,928	38,727	38,549
Operating lease right-of-use assets	666	655	678
Intangible assets	404	410	421
Deferred tax assets	756	708	702
Goodwill	1,150	1,252	1,228
Other noncurrent assets	1,262	1,221	1,277
Total assets	$64,254	$65,680	$66,283

Liabilities and equity
Accounts payable and accrued expenses	$3,958	$4,177	$6,090
Current debt	278	259	103
Other current liabilities	529	668	1,346
Total current liabilities	4,765	5,104	7,539
Long-term debt	13,052	12,986	6,803
Noncurrent operating lease liabilities	603	603	610
Noncurrent unearned government incentives	727	632	589
Other noncurrent liabilities	987	950	835
Total liabilities	20,134	20,275	16,376

Commitments and contingencies

Shareholders’ equity
Common stock	124	124	123
Additional capital	11,036	10,782	10,197
Retained earnings	40,824	42,391	47,274
Treasury stock	(7,552)	(7,552)	(7,127)
Accumulated other comprehensive income (loss)	(312)	(340)	(560)
Total equity	44,120	45,405	49,907
Total liabilities and equity	$64,254	$65,680	$66,283

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the year ended	August 31, 2023	September 1, 2022

Cash flows from operating activities
Net income (loss)	$(5,833)	$8,687
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	7,756	7,116
Provision to write down inventories to net realizable value	1,831	—
Stock-based compensation	596	514
Goodwill impairment	101	—
Restructure and asset impairments	11	44
Loss on debt repurchases and conversions	—	83
Change in operating assets and liabilities:
Receivables	2,763	190
Inventories	(3,555)	(2,179)
Accounts payable and accrued expenses	(2,104)	744
Other	(7)	(18)
Net cash provided by operating activities	1,559	15,181

Cash flows from investing activities
Expenditures for property, plant, and equipment	(7,676)	(12,067)
Purchases of available-for-sale securities	(723)	(1,770)
Proceeds from maturities of available-for-sale securities	1,566	1,321
Proceeds from government incentives	710	115
Proceeds from sales of available-for-sale securities	25	294
Proceeds from sale of Lehi, Utah fab	—	888
Other	(93)	(366)
Net cash provided by (used for) investing activities	(6,191)	(11,585)

Cash flows from financing activities
Proceeds from issuance of debt	6,716	2,000
Repayments of debt	(761)	(2,032)
Payments of dividends to shareholders	(504)	(461)
Repurchases of common stock - repurchase program	(425)	(2,432)
Payments on equipment purchase contracts	(138)	(141)
Other	95	86
Net cash provided by (used for) financing activities	4,983	(2,980)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(34)	(106)

Net increase (decrease) in cash, cash equivalents, and restricted cash	317	510
Cash, cash equivalents, and restricted cash at beginning of period	8,339	7,829
Cash, cash equivalents, and restricted cash at end of period	$8,656	$8,339

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Inventories

In the third and second quarters of 2023, we recorded charges of $401 million and $1.43 billion, respectively, to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable values (“NRV”). The impact of inventory NRV write-downs for each period reflects (1) inventory write-downs in that period, offset by (2) lower costs in that period on the sale of inventory written down in prior periods. The impacts of inventory NRV write-downs are summarized below:

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 31, 2023	June 1, 2023	September 1, 2022	August 31, 2023	September 1, 2022

Provision to write down inventory to NRV	$—	$(401)	$—	$(1,831)	$—
Lower costs from sale of inventory written down in prior periods	563	281	—	844	—
	$563	$(120)	$—	$(987)	$—

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 31, 2023	June 1, 2023	September 1, 2022	August 31, 2023	September 1, 2022

GAAP gross margin	$(435)	$(668)	$2,622	$(1,416)	$13,898
Stock-based compensation	64	60	49	201	193
Other	5	5	5	19	22
Non-GAAP gross margin	$(366)	$(603)	$2,676	$(1,196)	$14,113

GAAP operating expenses	$1,037	$1,093	$1,101	$4,329	$4,196
Stock-based compensation	(87)	(91)	(82)	(363)	(308)
Restructure and asset impairments	(4)	(68)	(5)	(171)	(48)
Goodwill impairment	(101)	—	—	(101)	—
Litigation settlement	—	(68)	—	(68)	—
Other	(3)	—	—	(3)	(8)
Non-GAAP operating expenses	$842	$866	$1,014	$3,623	$3,832

GAAP operating income (loss)	$(1,472)	$(1,761)	$1,521	$(5,745)	$9,702
Stock-based compensation	151	151	131	564	501
Restructure and asset impairments	4	68	5	171	48
Goodwill impairment	101	—	—	101	—
Litigation settlement	—	68	—	68	—
Other	8	5	5	22	30
Non-GAAP operating income (loss)	$(1,208)	$(1,469)	$1,662	$(4,819)	$10,281

GAAP net income (loss)	$(1,430)	$(1,896)	$1,492	$(5,833)	$8,687
Stock-based compensation	151	151	131	564	501
Restructure and asset impairments	4	68	5	171	48
Goodwill impairment	101	—	—	101	—
Litigation settlement	—	68	—	68	—
Loss on debt repurchases and conversions	—	—	—	—	83
Other	7	7	11	32	61
Impact of Idaho income tax reform	—	—	—	—	189
Estimated tax effects of above and other tax adjustments	(10)	37	(18)	35	(94)
Non-GAAP net income (loss)	$(1,177)	$(1,565)	$1,621	$(4,862)	$9,475

GAAP weighted-average common shares outstanding - Diluted	1,095	1,094	1,106	1,093	1,122
Adjustment for stock-based compensation	—	—	15	—	13
Non-GAAP weighted-average common shares outstanding - Diluted	1,095	1,094	1,121	1,093	1,135

GAAP diluted earnings (loss) per share	$(1.31)	$(1.73)	$1.35	$(5.34)	$7.75
Effects of the above adjustments	0.24	0.30	0.10	0.89	0.60
Non-GAAP diluted earnings (loss) per share	$(1.07)	$(1.43)	$1.45	$(4.45)	$8.35

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	4th Qtr.	3rd Qtr.	4th Qtr.	Year Ended
	August 31, 2023	June 1, 2023	September 1, 2022	August 31, 2023	September 1, 2022

GAAP net cash provided by operating activities	$249	$24	$3,777	$1,559	$15,181

Expenditures for property, plant, and equipment	(1,461)	(1,561)	(3,613)	(7,676)	(12,067)
Proceeds from sales of property, plant, and equipment	18	34	30	92	117
Payments on equipment purchase contracts	(26)	(36)	(9)	(138)	(141)
Amounts funded by partners	462	184	11	710	115
Investments in capital expenditures, net	(1,007)	(1,379)	(3,581)	(7,012)	(11,976)
Adjusted free cash flow	$(758)	$(1,355)	$196	$(5,453)	$3,205

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Employee severance;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Goodwill impairment;
•Gains and losses from debt repurchases and conversions; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ1-24	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$4.40 billion ± $200 million	—		$4.40 billion ± $200 million
Gross margin	(6.0%) ± 2.0%	2.0%	A	(4.0%) ± 2.0%
Operating expenses	$1.01 billion ± $15 million	$113 million	B	$900 million ± $15 million
Diluted earnings (loss) per share(1)	($1.24) ± $0.07	$0.17	A, B, C	($1.07) ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$66
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	69
B	Stock-based compensation – sales, general, and administrative	44
C	Tax effects of the above items and other tax adjustments	(1)
		$182

(1)GAAP and non-GAAP earnings (loss) per share based on approximately 1.10 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.